Please file this Proxy Statement Supplement with your records.

WELLS FARGO FUNDS TRUST

Wells Fargo AdvantageSmall Cap Disciplined Fund

Class A, Class C, Institutional Class, Administrator Class, and Investor Class

Supplement dated April 30, 2010, to the Proxy Statement dated March 30, 2010.

The Proxy Statement dated March 30, 2010 (“Proxy Statement”), that was previously sent to you describes the proposal to change the investment subadviser of the Small Cap Disciplined Fund (the “Fund”) from Wells Capital Management, Inc.   toMetropolitan West Capital Management, LLC (“MWCM”).  The Proxy Statement contains additional information regarding the composite performance of certain accounts managed by MWCM which is included in Exhibit B to the Proxy Statement (“Exhibit B”).

This Supplement corrects a calendar year return disclosed in Exhibit B.  Specifically, the MWCM Small Cap Intrinsic Value Equity Composite Calendar Year Return (the “Composite Calendar Year Return”) for the calendar year 2008 is inadvertently disclosed as 26.52%.  The correct Composite Calendar Year Return for calendar year 2008 is -26.52%.

The following is a reprint of the Composite Calendar Year Return chart which appears in Exhibit B and has been revised to include the correct Composite Calendar Year Return for 2008.

MWCM Small Cap Intrinsic Value Equity Composite Calendar Year Returns

as of 12/31 each year

	2003	2004	2005	2006	2007	2008
MWCM Small Cap Intrinsic Value Equity Composite Return	53.24%	26.36%	4.63%	17.12%	-0.83%	-26.52%

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You may vote your proxy in several ways as described in the “Information on Voting” section of your Proxy Statement. You may revoke a proxy once it is given. If you desire to revoke a proxy, you must either submit a later dated proxy or a written notice of revocation to the Fund. You also may give written notice of revocation in person at the shareholder meeting scheduled for May 18, 2010, at 3:00 p.m. (Pacific Time).  If you have any questions about voting your proxy you may call our proxy solicitor, The Altman Group, at 1-800-499-8519. If you have any questions about the proxy materials or the proposal, please call your trust officer, your investment professional, or Wells Fargo Advantage Funds’ Investor Services at 1-800-222-8222. Your vote is very important to us regardless of the number of shares that you are entitled to vote.